EXHIBIT 10.18

CENTRUE FINANCIAL CORPORATION
2015 STOCK COMPENSATION PLAN
RESTRICTED STOCK AGREEMENT

Shares of Restricted Stock are hereby awarded effective November 4, 2015 (the “Grant Date”), by Centrue Financial Corporation (the “Company”) to ________ (the “Grantee”) in accordance with the following terms and conditions:

1.Share Award. The Company hereby awards to the Grantee ____ shares (“Shares”) of common stock of the Company (“Common Stock”) pursuant to the Centrue Financial Corporation 2015 Stock Compensation Plan, as the same may be amended from time to time (the “Plan”), and upon the terms and conditions and subject to the restrictions in the Plan and as hereinafter set forth in this Restricted Stock Agreement (the “Agreement”). A copy of the Plan, as currently in effect, has been provided to the Grantee and is incorporated herein by reference and is attached hereto.

2.Restricted Stock Vesting and Holding Period.

a.The Grantee shall be immediately vested in the Shares subject to this Award. During the period commencing on the effective date of this Agreement and terminating on November 7, 2016 (the “Restricted Stock Holding Period”), and other than with respect to any Shares used to cover tax withholdings as expressly permitted under Section 14, the Grantee hereby irrevocably agrees not to, directly or indirectly, (i) sell, offer for sale, pledge or otherwise dispose of (except as otherwise provided herein) any of the Shares issued to the Grantee hereunder, or (ii) enter into any swap or other derivative transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of the Shares, whether any such transaction described in clauses (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise (such restrictions in clauses (i) and (ii), the “Sale Restrictions”). Shares in which the Grantee has not become vested may not be sold, assigned, transferred, pledged, or otherwise encumbered by the Grantee, except in the event of the death of the Grantee or by will or the laws of descent and distribution.

b.One hundred percent (100%) of the Shares shall be released from, and no longer subject to, the Sale Restrictions on the first business day after the first anniversary of the Grant Date. Notwithstanding the foregoing, one hundred percent (100%) of the Shares shall be released from, and no longer subject to, the Sale Restrictions immediately upon the Grantee’s death after the Grant Date or upon a Change in Control of the Company.

c.In all events, the holding and disposition of any shares of Common Stock acquired hereunder shall be subject to any limitation under Section 11 hereof, any applicable policies of the Company and the terms of applicable law.

d.The Committee referred to in Section 3 of the Plan shall have the authority, in its discretion, to accelerate the time at which any or all of the restrictions shall lapse with respect to any Shares or to remove any or all of such restrictions, whenever the Committee may determine that such action is appropriate by reason of changes in applicable tax or other laws, changes in circumstances occurring after the Grant Date, or for any other reason.

3.Execution of this Agreement. This Agreement is contingent upon the Grantee’s execution and delivery of this Agreement and a tax withholding election, attached as Exhibit A, on or before the effective date of the Agreement and Grantee’s failure to execute and deliver any of these documents will result in the revocation of this Agreement and the award hereunder.

4. Certificates for the Shares. The Company shall issue certificate(s) for the Shares in book entry form in the name of the Grantee. Such certificates shall bear the following legend:

“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions contained in the Centrue Financial Corporation 2015 Stock Compensation Plan. Copies of the Plan are on file in the office of the Secretary of the Company, 122 W Madison St, Ottawa, IL 61350-5006.”

5.Grantee’s Rights. Subject to all limitations provided in this Agreement, the Grantee shall have all the rights of a stockholder, including, but not limited to, the right to receive all dividends paid on the Shares and the right to vote such Shares, unless such Shares have been forfeited.

6.Expiration of Restricted Stock Holding Period. Upon the expiration of the Restricted Stock Holding Period, the Company shall deliver to the Grantee (or in the case of a deceased Grantee, to his legal representative) the certificate in respect of such Shares, unless the Shares have been issued in book entry form. In either case, at such time, the Shares shall be free of the restrictions referred to in Section 2 above, and such certificate shall not bear the legend provided for in Section 4 above.

7.Effect of Change in Control. In the event of a Change in Control of the Company, as defined in the Plan, Grantee shall, immediately following the effective date of the Change in Control, become fully vested in all Shares subject to this Agreement.

8.Plan and Plan Interpretations as Controlling. The Shares hereby awarded and the terms and conditions herein set forth are subject in all respects to the terms and conditions of the Plan, which are controlling. Capitalized terms used herein which are not defined in this Agreement shall have the meaning ascribed to such terms in the Plan. All determinations and interpretations made in the discretion of the Committee shall be binding and conclusive upon the Grantee or his legal representatives with regard to any questions arising hereunder or under the Plan.

9.Grantee Service. Nothing in this Agreement shall limit the right of the Company or any of its Subsidiaries to terminate the Grantee’s employment (which is at-will employment), or otherwise impose upon the Company or any of its Subsidiaries any obligation to employ or accept the services of the Grantee. Grantee is a terminable, at-will employee of the Company or one of its Subsidiaries.

10.Withholding Tax. Upon the Grant Date, the Grantee may pay cash to cover applicable withholding and employment taxes or the Company may withhold from any payment or distribution made under the Plan sufficient Shares to cover any applicable withholding and employment taxes, pursuant to the Grantee’s election as set forth in Exhibit A to this Agreement. Any fraction of a share of Common Stock required to satisfy such tax obligations shall also be reduced. The Company shall have the right to deduct from all dividends paid with respect to Shares the amount of any taxes which the Company is required to withhold with respect to such dividend payments.

11.Securities Representations. The grant of the Shares of Common Stock shall be subject to, and in compliance with, all applicable requirements of federal, state or foreign securities law. No Shares may be issued hereunder if the issuance of such shares would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which such shares may then be listed. As a condition to the issuance of Shares, the Company may require the Grantee to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation. The Shares are being issued by the Company to the Grantee under this Agreement in reliance upon the following express representations and warranties of the Grantee. The Grantee acknowledges, represents and warrants that:

a.
He or she has been advised that he or she may be an “affiliate” within the meaning of Rule 144 under the Securities Act of 1933, as amended (the “Act”) and in this connection the Company is relying in part on his or her representations set forth in this Section.

b.
If he or she is deemed an affiliate within the meaning of Rule 144 of the Act, the Shares must be held indefinitely unless an exemption from any applicable resale restrictions is available or the Company files an additional registration statement (or a “re-offer prospectus”) with regard to such Shares and the Company is under no obligation to register the shares (or to file a “re-offer prospectus”).

c.
If he or she is deemed an affiliate within the meaning of Rule 144 of the Act, he or she understands that the exemption from registration under Rule 144 will not be available unless (i) a public trading market then exists for the Common Stock of the Company, (ii) adequate information concerning the Company is then available to the public, and (iii) other terms and conditions of Rule 144 or any exemption therefrom are complied with; and that any sales of the shares of Common Stock may be made only in limited amounts in accordance with such terms and conditions.

12.Amendment. The Committee may waive any conditions of or rights of the Company or modify or amend the terms of this Agreement; provided, however, that the Committee may not amend, alter, suspend, discontinue or terminate any provision hereof which may adversely affect the Grantee without the Grantee’s (or his legal representative’s) written consent.

13.Grantee Acceptance. The Grantee shall signify his acceptance of the terms and conditions of this Agreement by signing in the space provided below, including the attached withholding election, and by returning a signed copy hereof to the Company.
IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of ______________, 2015.

CENTRUE FINANCIAL CORPORATION

By:

President

ACCEPTED:

Grantee

EXHIBIT A

ELECTION REGARDING WITHHOLDING OF TAXES

The Shares awarded to Grantee pursuant to this Agreement are immediately vested and therefore, subject to income tax as of the Grant Date. Pursuant to the terms of the Plan, the Company may permit a Grantee to elect to have Shares of Common Stock subject to this Agreement withheld in satisfaction of the income and employment tax withholding requirements of applicable federal, state and local law. On or before November 4, 2015, Grantee shall elect one of the following two alternatives:

☐
I elect to pay all federal, state and local withholding taxes due as a result of the grant of Shares to me. My failure to remit such payment with this election shall constitute a revocation of this election and the Company shall withhold Shares necessary to pay all applicable tax withholding liability as determined by the Company.

☐
I elect to have the Company withhold from the Shares granted pursuant to this Agreement the number of Shares determined by the Company as necessary to pay all federal, state and local withholding taxes due as a result of the grant. I agree that after such withholding, the Company shall pay any fractional share remaining due to me in cash.

Dated: November __, 2015

Grantee's Name